PACER FUNDS TRUST
TWENTY-SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

    THIS TWENTY-SECOND AMENDMENT, dated as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of May 26, 2015, as amended (the “Agreement”), is entered into by and between PACER FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following entities to its series:

-Pacer Metaurus Enhanced Core Income Autocallable ETF
-Pacer Metaurus High Income Autocallable ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

PACER FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Bruce Kavanaugh	By: /s/ Elizabeth Scalf
Name: Bruce Kavanaugh	Name: Elizabeth Scalf
Title: Secretary	Title: Senior Vice President
Date: 7/20/26	Date: 7/22/26

Exhibit A to the
Fund Accounting Servicing Agreement
Separate Series of Pacer Funds Trust
Name of Series:

Pacer ActiveAlpha India Quality ETF
Pacer American Energy Infrastructure ETF
Pacer Aristotle Floating Rate High Income ETF
Pacer Barings CLO Market Flex ETF
Pacer Barings Secured Credit Flex ETF
Pacer Bluestar Digital Entertainment ETF
Pacer Bluestar Engineering the Future ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
Pacer Data & Infrastructure Real Estate ETF
Pacer Data and Digital Revolution ETF
Pacer Developed Markets Cash Cows Growth Leaders ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Global Cash Cows Dividend ETF
Pacer Industrial Real Estate ETF
Pacer Industrials and Logistics ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF Pacer Metaurus Enhanced Core Income Autocallable ETF Pacer Metaurus High Income Autocallable ETF
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF
Pacer Metaurus Nasdaq 100 Dividend Multiplier 600 ETF
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF
Pacer MSCI World Industry Advantage ETF
Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF
Pacer Nasdaq International Patent Leaders ETF
Pacer PE/VC ETF
Pacer S&P 500 3AI Top 100 ETF
Pacer S&P 500 Quality FCF Aristocrats ETF
Pacer S&P 500 Quality FCF High Dividend ETF
Pacer S&P 500 Quality FCF R&D Leaders ETF
Pacer S&P MidCap 400 Quality FCF Aristocrats ETF
Pacer S&P SmallCap 600 Quality FCF Aristocrats ETF Pacer International Export Leaders ETF
Pacer S&P World 3AI Top 300 ETF Pacer Swan SOS Laddered Moderate ETF
Pacer Small Cap US Cash Cows 100 ETF
Pacer Solactive Whitney Future of Warfare ETF

Pacer Swan SOS Conservative (April) ETF
Pacer Swan SOS Conservative (January) ETF
Pacer Swan SOS Conservative (July) ETF
Pacer Swan SOS Conservative (October) ETF
Pacer Swan SOS Flex (April) ETF
Pacer Swan SOS Flex (January) ETF
Pacer Swan SOS Flex (July) ETF
Pacer Swan SOS Flex (October) ETF
Pacer Swan SOS Fund of Funds ETF
Pacer Swan SOS Moderate (April) ETF
Pacer Swan SOS Moderate (August) ETF
Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Moderate (February) ETF
Pacer Swan SOS Moderate (January) ETF
Pacer Swan SOS Moderate (July) ETF
Pacer Swan SOS Moderate (June) ETF
Pacer Swan SOS Moderate (March) ETF
Pacer Swan SOS Moderate (May) ETF
Pacer Swan SOS Moderate (November) ETF
Pacer Swan SOS Moderate (October) ETF
Pacer Swan SOS Moderate (September) ETF
Pacer Trendpilot 100 ETF
Pacer Trendpilot European Index ETF
Pacer Trendpilot Fund of Funds ETF
Pacer Trendpilot International ETF
Pacer Trendpilot US Bond ETF
Pacer Trendpilot US Large Cap ETF
Pacer Trendpilot US Mid Cap ETF
Pacer U.S. Export Leaders ETF
Pacer US Cash Cows Bond ETF
Pacer US Cash Cows Growth ETF
Pacer US Large Cap Cash Cows Growth Leaders ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer US Small Cap Cash Cows Growth Leaders ETF
Pacer Wealth Shield ETF

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